Exhibit 4.2

EXECUTION COPY

TREX COMPANY, INC.

as Issuer

AND

THE BANK OF NEW YORK

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of June 18, 2007

to

INDENTURE

Dated as of June 18, 2007

6.00% Convertible Senior Subordinated Notes due 2012

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	2

ARTICLE 2
SECURITY FORMS

Section 2.01.	Forms Generally	9
Section 2.02.	Form of Face of Security	9
Section 2.03.	Form of Reverse of Security	11
Section 2.04.	Form of Trustee’s Certificate of Authentication	18

ARTICLE 3
GENERAL TERMS AND CONDITIONS OF THE SECURITIES

Section 3.01.	Title and Terms; Payments	18
Section 3.02.	Ranking	19
Section 3.03.	No Sinking Fund	19
Section 3.04.	Defeasance and Covenant Defeasance	19
Section 3.05.	Supplemental Indenture Without Consent Of Holders	19
Section 3.06.	Supplemental Indenture With Consent Of Holders	20

ARTICLE 4
FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 4.01.	Purchase at Option of Holders Upon a Fundamental Change	20
Section 4.02.	Effect of Fundamental Change Purchase Notice	23
Section 4.03.	Withdrawal of Fundamental Change Purchase Notice	24
Section 4.04.	Deposit of Fundamental Change Purchase Price	24
Section 4.05.	Securities Purchased in Whole or in Part	25
Section 4.06.	Covenant to Comply With Securities Laws Upon Purchase of Securities	25
Section 4.07.	Repayment to the Company	25

ARTICLE 5
CONVERSION

Section 5.01.	Right to Convert	26
Section 5.02.	Conversion Procedure	28
Section 5.03.	Payments Upon Conversion	30
Section 5.04.	Adjustment of Conversion Rate	31

i

ii

SUPPLEMENTAL INDENTURE, dated as of June 18, 2007, between Trex Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 160 Exeter Drive, Winchester, Virginia 22603-8605, and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered an indenture dated as of June 18, 2007 (the “Base Indenture,” and as supplemented by this Supplemental Indenture, the “Indenture”) by and among the Company and the Trustee;

WHEREAS, Section 3.01 of the Base Indenture provides that the Company may establish in an indenture supplemental to the Base Indenture certain terms of any series of securities authenticated and delivered under the Base Indenture prior to the issuance of such securities;

WHEREAS, the Company wishes to enter into this Supplemental Indenture to set forth the terms of its 6.00% Convertible Senior Subordinated Notes due 2012 (each a “Security” and collectively, the “Securities”);

WHEREAS, the Company has duly authorized the creation of the Securities of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Section 102 of the Base Indenture to the effect, among other things, that all conditions precedent provided for in the Base Indenture to the Trustee’s execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Supplemental Indenture, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) terms defined in the Base Indenture have the same meanings when used in this Supplemental Indenture unless otherwise defined herein;

(ii) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iv) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(v) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Shares” has the meaning specified in Section 5.06(a).

“Bid Solicitation Agent” means the Trustee or an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company. The Bid Solicitation Agent shall initially be the Trustee.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 5.02(b).

“Conversion Notice” shall have the meaning specified in Section 5.02(b).

“Conversion Price” means, in respect of each Security, as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 2.03.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Supplemental Indenture is dated, located at 101 Barclay Street Floor 8W, New York, NY 10286, Attn: Corporate Trust Administration.

“Credit Agreement” means that certain Credit Agreement dated as of June 19, 2002, as amended and modified pursuant to the First Amendment to Credit Agreement dated as of August 29, 2003, the Second Amendment to Credit Agreement dated as of September 30, 2004, the Third Amendment to Credit Agreement dated as of March 31, 2005, the Fourth Amendment to Credit Agreement dated as of July 25, 2005, the Fifth Amendment to Credit Agreement dated as of December 31, 2005, the Sixth Amendment to Credit Agreement dated as of November 9, 2006, the Seventh Amendment to Credit Agreement dated as of December 31, 2006, the Eighth Amendment to Credit Agreement dated as of March 16, 2007 and the Ninth Amendment to Credit Agreement dated as of June 12, 2007, and effective June 18, 2007, between the Company and Branch Banking and Trust Company.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one-fortieth of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock for such Trading Day.

“Daily Settlement Amount” has the meaning specified in Section 5.03(b).

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TWP.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company).

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Designated Senior Indebtedness” means (i) the Indebtedness under (a) the Credit Agreement, (b) the Loan Agreement, (c) the Reimbursement and Credit Agreement, (d) the Standing Loan Agreement, and any other Senior Indebtedness in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such indebtedness is “designated senior indebtedness” for purposes of this Supplemental Indenture, except that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness and (ii) all deferrals, renewals, extensions or refundings of, and all amendments, modifications or supplements to, the Indebtedness referred to in clause (i)(a) through (i)(d) above and the instruments evidencing, creating or otherwise relating to such Indebtedness.

“Effective Date” has the meaning specified in Section 5.06(b).

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Date” means, except as provided in Section 5.04(g), with respect to any dividend on the Common Stock, the first date upon which a sale of Common Stock does not automatically transfer the right to receive such dividend from the seller of the Common Stock to its buyer.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

“Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or the Company’s or its Subsidiaries employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s voting securities representing more than 50% of the voting power of the Company’s voting securities;

(2) consummation of any share exchange, consolidation or merger of the Company (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s voting securities immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of voting securities of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) the Common Stock, or other common stock into which the Securities may be converted, ceases to be listed on a national securities exchange.

A Fundamental Change shall not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.

For purposes of clauses (1) and (2) above, “voting securities” means any Capital Stock of the Company of any class or kind ordinarily having the power to vote for the election of the Board of Directors of the Company.

“Fundamental Change Company Notice” has the meaning specified in Section 4.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 4.01(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 4.01(a).

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Interest Payment Date” means each July 1 and January 1 of each year, beginning January 1, 2008.

“Issue Date” means the date on which the Securities are originally issued as set forth on the face of the Security under this Indenture.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the National Quotation Bureau Incorporated or any similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Loan Agreement” means that certain Loan Agreement dated as of December 1, 2004 between the Company and Mississippi Business Finance Corporation.

“Market Disruption Event” means (i) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal or Fundamental Change Purchase Price of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or Fundamental Change Purchase Date, by declaration of acceleration or otherwise.

“Measurement Period” has the meaning specified in Section 5.01(a).

“Observation Period” with respect to any Security tendered for conversion means: (i) if the related Conversion Date is on or after April 1, 2012 (whether or not such date is a Business Day), the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day prior to Stated Maturity; and (ii) in all other instances, the 40 consecutive Trading Days beginning on, and including, the second Scheduled Trading Day following the related Conversion Date.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and multiples thereof.

“Principal Amount” of a Security means the principal amount thereof as set forth on the face of such Security. Any references to the “principal amount” in the Base Indenture as they apply to any Security shall mean the Principal Amount as defined in this Supplemental Indenture.

“Publicly Traded Securities” means, in respect of a transaction set forth in the definition of Fundamental Change, shares of common stock that are traded on a U.S. national securities exchange or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

“Record Date” means, with respect to the payment of interest on the Securities the June 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on July 1 and December 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on January 1.

“Reference Property” has the meaning specified in Section 5.07.

“Reimbursement and Credit Agreement” means that certain Reimbursement and Credit Agreement dated as of December 1, 2004, as amended and modified pursuant to the First Amendment to Reimbursement and Credit Agreement dated as of and effective July 25, 2005, the Second Amendment to Reimbursement and Credit Agreement dated as of and effective December 31, 2005, the Third Amendment to Reimbursement and Credit Agreement dated as of and effective November 21, 2006, the Fourth Amendment to Reimbursement and Credit Agreement dated as of and effective December 31, 2006 and the Fifth Amendment to Reimbursement and Credit Agreement dated June 12, 2007, and effective June 18, 2007, between the Company and JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent.

“Representative” means the (i) indenture trustee or other trustee, agent or representative for any Senior Indebtedness (including, without limitation, any agent under the Credit Agreement) or (ii) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (a) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (b) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Security” or “Securities” has the meaning specified in the third paragraph of the Recitals of the Company.

“Settlement Amount” has the meaning specified in Section 5.03(a).

“Spin-Off” has the meaning specified in Section 5.04(c).

“Standing Loan Agreement” means that certain Standing Loan Agreement dated as of September 28, 1999, as amended by the Loan Modification Agreement dated as of November 13, 2001, and the Loan Modification Agreement dated as of March 30, 2001, by and between the Company, as successor by merger to TREX Company, LLC, and Bank of America, N.A.

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security together with accrued and unpaid interest, if any, is due and payable.

“Stock Price” has the meaning specified in Section 5.06(b).

“Trading Day” means, except as provided in Section 5.03(f), a day on which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock or other security for which a closing sale price must be determined is not so listed or quoted, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 original principal amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trigger Event” has the meaning specified in Section 5.04(b).

“Underwriting Agreement” means the Underwriting Agreement, dated June 12, 2007, entered into by the Company, J.P. Morgan Securities Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., in connection with the sale of the Securities.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article 2. The aggregate Principal Amount of the Global Securities may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02. Form of Face of Security. (a) Each Security that is a Global Security shall bear the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER

REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) The face of each Security, whether a Global Security or a Physical Security, shall be substantially in the following form:

6.00% Convertible Senior Subordinated Notes due 2012

No. ___________	CUSIP NO. 89531PAA3
U.S.$______________

Trex Company, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [        ], the principal sum of [                                        ] United States Dollars ($[        ]) (which amount may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on July 1, 2012. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds as provided in the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is June 18, 2007.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security and to require the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TREX COMPANY, INC.

By:
Authorized Signatory

Section 2.03. Form of Reverse of Security. The reverse of each Security, whether a Global Security or a Physical Security, shall be substantially in the following form:

TREX COMPANY, INC.

6.00% Convertible Senior Subordinated Notes due 2012

This Security is one of a duly authorized issue of Securities of the Company, designated as its 6.00% Convertible Senior Subordinated Notes due 2012 (the “Securities”), all issued or to be issued under and pursuant to a Supplemental Indenture dated as of June 18, 2007 (the “Supplemental Indenture”), between the Company and The Bank of New York (the “Trustee”) to an Indenture dated as of June 18, 2007 (the “Base Indenture,” and as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

Interest. The Securities shall bear interest at a rate of 6.00% per year until Maturity. Interest on the Securities shall accrue from June 18, 2007, or from the most recent date on which interest has been paid. Interest shall be payable semiannually in arrears on July 1 and January 1, beginning January 1, 2008, and at Maturity.

Interest shall be paid to the Person in whose name a Security is registered at the close of business on the June 15 (whether or not a Business Day) or December 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking. The Securities rank equally in right of payment with all of the Company’s existing and future Senior Subordinated Indebtedness and rank senior in right of payment to all of the Company’s existing and future Subordinated Indebtedness, if any, as set forth in the Indenture. The Securities rank junior in right of payment to all of the Company’s existing and future Senior Indebtedness.

Redemption at the Option of the Company. The Company may not redeem any of the Securities at its option prior to Maturity.

Purchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to purchase the Securities if a Fundamental Change occurs at any time prior to Stated Maturity at 100% of the Principal Amount plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which amount shall be paid in cash.

Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Fundamental Change Purchase Price. If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest shall cease to accrue on such Securities (or portions thereof) on such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Securities).

Conversion. Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions of conversion of this Security set forth in Article 5 of the Supplemental Indenture), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such Principal Amount which is $1,000 or a multiple thereof into, subject to Section 5.01 of the Supplemental Indenture, cash and shares of Common Stock, if any, at the Conversion Rate. The Conversion Rate is initially 45.9116 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a Conversion Price of approximately $21.78), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company shall pay cash and shares of Common Stock, if any, based on a Settlement Amount calculated on a proportionate basis for each day of the applicable Observation Period, as set forth in the Indenture. No fractional shares of Common Stock shall be issued upon any conversion, but an adjustment and payment in cash shall be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require purchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, purchase or conversion of this Security in part only, the Trustee, as custodian for the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

If an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by any Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of the Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount or Fundamental Change Purchase Price hereof, or interest hereon, on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount or Fundamental Change Purchase Price of, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations (including transfer restrictions) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, shall be issued to the designated transferee or transferees.

The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _________________             Signed: ________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: __________________________________

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE

If you want to convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000):

$_________________________________

If you want the stock certificate, if any, made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date: __________________             Signed: ____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: __________________________________

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04. Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated: __________	The Bank of New York, as Trustee

By
Authorized Signatory

ARTICLE 3

GENERAL TERMS AND CONDITIONS OF THE SECURITIES

Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Supplemental Indenture is initially limited to $85,000,000 (up to $97,500,000 if the underwriters’ option set forth in the Underwriting Agreement is exercised in full), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305 and 306 of the Base Indenture and Section 4.05 of this Supplemental Indenture.

The Securities shall be known and designated as the “6.00% Convertible Senior Subordinated Notes due 2012” of the Company. The Principal Amount shall be payable at Stated Maturity.

The Principal Amount of and interest on Global Securities registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable, as the registered Holder of such Global Security.

The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities shall be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

If any Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity or earlier Fundamental Change Purchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day and no interest on the payment of interest to be made on such Interest Payment Date shall accrue from and after such day that is not a Business Day to such next succeeding Business Day. If Stated Maturity or earlier Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment of interest, if any, and Principal Amount shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after Stated Maturity or earlier Fundamental Change Purchase Date to such next succeeding Business Day. If a Record Date is not a Business Day, the Record Date shall be unaffected.

Section 3.02. Ranking. The Securities constitute the Senior Subordinated Indebtedness of the Company, as set forth in Article Seventeen of the Base Indenture (Subordination). Any reference in the subordination provisions of Article Seventeen of the Base Indenture to the payment of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and interest on any Securities shall be deemed to refer, without limitation of the foregoing, to the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 4 of this Supplemental Indenture.

Section 3.03. No Sinking Fund. The provisions of Article Twelve of the Base Indenture (Sinking Funds) shall not apply to the Securities.

Section 3.04. Defeasance and Covenant Defeasance. The provisions of Article Fourteen of the Base Indenture (Defeasance and Covenant Defeasance) shall not apply to the Securities.

Section 3.05. Supplemental Indenture Without Consent Of Holders. The following provisions shall constitute purposes in addition to those set forth in Section 901 of the Base Indenture for which the Company and the Trustee may enter into one or more indentures supplemental hereto without the consent of any Holders of Securities:

(a) to increase the Conversion Rate in accordance with the terms of the Securities;

(b) to conform the provisions of this Supplemental Indenture to the section entitled “Description of notes” as set forth in the final prospectus supplement related to the Securities dated June 13, 2007; or

(c) to make any amendment or modification to this Supplemental Indenture that does not adversely affect the rights of the Holders of the Securities in any material respect; provided that any modification or amendment effected in accordance with clause (b) immediately above shall not be deemed to adversely affect the rights of the Holders of the Securities.

Section 3.06. Supplemental Indenture With Consent Of Holders. In addition to the provisions of Section 902 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants or definitions of this Supplemental Indenture or otherwise; or

(b) modify any of the provisions of Section 902 of the Base Indenture or Section 6.02(b) or this Section 3.06 of this Supplemental Indenture, except to increase the percentage of the principal amount of the Outstanding Securities affected thereby required to consent to any supplemental indenture pursuant to Section 902 of the Base Indenture or to effect any waiver pursuant to Section 6.02(b) of this Supplemental Indenture, or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Outstanding Security affected there by.

ARTICLE 4

FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 4.01. Purchase at Option of Holders Upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time prior to the Maturity of the Securities, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Securities, or any portion of the Principal Amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no later than the 30th calendar day following the date of the Fundamental Change Company Notice (as defined below) (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is between a Record Date and the Interest Payment Date related thereto, interest for the full interest period to such Interest Payment Date and payable in respect of such Interest Payment Date (irrespective of the actual Fundamental Change Purchase Date) shall be payable to the Holders of record as of the corresponding Record Date.

Purchases of Securities under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder, prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Securities or otherwise specifying:

(A) if certificated, the certificate numbers of Securities to be delivered for purchase;

(B) the portion of the Principal Amount of Securities to be purchased, which must be $1,000 or a multiple thereof, provided that the remaining Principal Amount of Securities is an authorized denomination; and

(C) that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture; and

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, each at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 4.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 4.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 4.03.

The Company shall not be required to make an offer to purchase the Securities upon a Fundamental Change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Article 4 applicable to an offer by the Company to purchase the Securities upon a Fundamental Change and such third party purchases all Securities validly tendered and not withdrawn upon such offer.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the purchase right;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date (which shall be no earlier than 15 days and no later than 30 days after the date of the Fundamental Change Company Notice);

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 4.03; and

(ix) the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders’ purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 4.01.

(c) No Payment During Events of Default. There shall be no purchase of any Securities pursuant to this Section 4.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Securities). The Trustee (or other Paying Agent appointed by the Company) shall promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Supplemental Indenture, or (ii) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to such Securities), in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d) Payment of Fundamental Change Purchase Price. The Securities to be purchased pursuant to this Section 4.01 shall be paid for in cash.

Section 4.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Fundamental Change Purchase Notice specified in Section 4.01(a), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 4.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided that the conditions in Section 4.01(a) have been satisfied) and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 4.01(b).

Section 4.03. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Trustee (or other Paying Agent appointed by the Company) in accordance with the Fundamental Change Company Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(a) the name of the Holder;

(b) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000;

(c) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(d) the Principal Amount of such Securities that remains subject to the original Fundamental Change Purchase Notice, which portion must be in Principal Amounts of $1,000 or a multiple of $1,000;

provided, however, that if Physical Securities have not been issued, the notice must comply with appropriate procedures of the Depositary.

Section 4.04. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 4.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture as of the Business Day following the Fundamental Change Purchase Date, then effective on the Fundamental Change Purchase Date, (a) such Security shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Security is made or such Security is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Security, or interest payable on the related Interest Payment Date, if the Fundamental Change Purchase Date occurs between the Record Date and such Interest Payment Date, as applicable).

Section 4.05. Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

Section 4.06. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 4.01 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if and to the extent required thereby, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 4.01 to be exercised in the time and in the manner specified in Section 4.01.

Section 4.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the

Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 5

CONVERSION

Section 5.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or a multiple of $1,000 thereof at the Conversion Rate then in effect, (x) on or after April 1, 2012 through the close of business on the third Business Day immediately preceding Stated Maturity and (y) prior to the close of business on the Business Day immediately preceding April 1, 2012, but (solely in the case of a conversion pursuant to this clause (y)) only upon the satisfaction of any of the following conditions and only during the periods set forth below:

(i) A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after September 30, 2007, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day.

(ii) A Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Principal Amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this (ii), for each day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In connection with any conversion in accordance with this Section 5.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 Principal Amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price and the applicable Conversion Rate on each day the Company fails to do so.

(iii) In the event that the Company elects to:

(A) issue to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading-Day period ending on the Business Day preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors of the Company, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Business Day preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders, in the manner provided in Section 106 of the Base Indenture, at least 45 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Date or the Company’s announcement that such distribution shall not take place, even if the Securities are not otherwise convertible at such time. A Holder may not exercise a right to convert Securities pursuant to this Section 5.01(a)(iii) if such Holder may participate in the issuance or distribution on the same terms as holders of Common Stock, as a result of holding the Securities, without conversion of the Securities. For the avoidance of doubt, the distribution of rights by the Company under a stockholder rights plan will not constitute one of the conditions set forth under this Section 5(a)(iii).

(iv) (A) If the Company is party to a transaction described in clause (2) (without giving effect to the proviso in clause (2)) of the definition of Fundamental Change (without, for the avoidance of doubt, giving effect to the exception in the penultimate paragraph of the definition of Fundamental Change relating to Publicly Traded Securities), the Company shall notify Holders, in the manner provided in Section 106 of the Base Indenture, at least 45 Scheduled Trading Days prior to the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until 15 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, the related Fundamental Change Purchase Date).

(B) In addition, if a Fundamental Change of the type described in clauses (1) and (4) in the definition thereof occurs, Holders may surrender all or a portion of their Securities for conversion at any time beginning on the actual effective date of such Fundamental Change until and including the date that is 30 calendar days after the actual effective date of such transaction or, if later, until the related Fundamental Change Purchase Date.

(b) Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be surrendered for conversion only if such notice of exercise is withdrawn in accordance with Article 4 prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Purchase Date.

Section 5.02. Conversion Procedure.

(a) Each Security shall be convertible at the office of the Conversion Agent.

(b) In order to exercise the conversion privilege with respect to any beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 5.03(d) and any transfer taxes if required pursuant to Section 5.07 and the Trustee or Conversion Agent must be informed of the conversion in accordance with customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Securities in certificated form that are not Global Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the conversion notice and deliver such Conversion Notice, which is irrevocable, to the Conversion Agent;

(ii) surrender the Security to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any transfer or similar taxes; and

(v) if required, make any payment required by Section 5.03(d).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Trustee shall provide the Company with notice of any conversion exercises by Holders of which a Responsible Officer becomes aware as promptly as practicable, and in any event within two Business Days, thereafter.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the name of the Holder of such Securities as set forth in the Security Register, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, such Holder or such Holder’s duly authorized attorney.

(d) On the third Business Day immediately following the last day of the Observation Period, subject to compliance with any restrictions on transfer if shares issuable on conversion of Securities are to be issued in a name other than that of the Holder thereof as set forth in the Security Register (as if such transfer were a transfer of such Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a check or cash and a certificate or certificates for the number of full shares of Common Stock issuable in accordance with the provisions of this Article 5, if applicable. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to such Holder, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 5.02 have been satisfied as to such Securities (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date on which the stock transfer books of the Company shall be closed, the Person or Persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Securities shall be surrendered.

(e) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

Section 5.03. Payments Upon Conversion.

(a) Upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 Principal Amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 40 Trading Days during the applicable Observation Period for such Security.

(b) The “Daily Settlement Amount” for each of the 40 Trading Days during the Observation Period shall consist of:

(i) cash equal to the lesser of (x) one-fortieth of $1,000 and (y) the Daily Conversion Value for such Trading Day, and

(ii) to the extent the Daily Conversion Value exceeds one-fortieth of $1,000, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and one-fortieth of $1,000, divided by (y) the Daily VWAP for such day.

(c) Subject to Section 5.03(d), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates.

(d) If Securities are converted after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Record Date shall receive payment in cash of the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding such conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Securities so converted; provided that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) for conversions on or following April 1, 2012; or (iii) to the extent of any overdue interest, if any overdue interest is due or owing at the time of conversion with respect to such Security.

(e) The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash in lieu of such fractional share of Common Stock based on the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.

(f) For purposes of this Section 5.03, and notwithstanding the definitions contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

Section 5.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, provided that the Company shall not make any adjustment if Holders of Securities participate, as a result of holding the Securities, in the transactions described below without having to convert their Securities.

(a) If the Company, at any time or from time to time while any of the Securities are outstanding, exclusively issues shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Company effects a stock split or other share subdivision or reverse stock split or other share combination, then the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0×OS’
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date of such dividend or distribution, or the effective date of such share subdivision or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after such Ex-Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date or effective date; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend, distribution, stock split or other share subdivision or reverse stock split or other share combination.

Any adjustment to the Conversion Rate under this Section 5.04(a) shall become effective immediately after the opening of business on the day immediately following the record date for such dividend or distribution, or the date fixed for determination of such stock split or other share subdivision or reverse stock split or other share combination. If any dividend or distribution, stock split or other share subdivision, or reverse stock split or other share combination of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution, stock split or other share subdivision, or reverse stock split or other share combination had not been declared.

(b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula (provided that the Conversion Rate shall be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

CR’	=	CR0	×	OS0+X
OS0+Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding immediately after such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Subject to the last paragraph of this Section 5.04(b), any adjustment to the Conversion Rate under this Section 5.04(b) shall become effective immediately after the opening of business on the day immediately following the record date for such issuance of rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

For the purposes of this Section 5.04(b), rights or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”), (1) are deemed to be transferred with such shares of Common Stock, (2) are not exercisable and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.04(b), (and no adjustment to the Conversion Rate under this Section 5.04(b) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed as of the date of such Trigger Event and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.04(b). If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants shall become exercisable to purchase shares of a different class of Capital Stock of the Company, evidences of Indebtedness or other assets or property of the Company, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to the issuance by the Company after the date of this Supplemental Indenture of new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(c) If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of Indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:

(i) dividends or distributions referred to in Section 5.04(a);

(ii) rights or warrants referred to in Section 5.04(b);

(iii) dividends or distributions paid exclusively in cash; and

(iv) Spin-Offs (as defined below) to which the provisions set forth below in Section 5.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0	×	SP0
SP0–FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after such Ex-Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Business Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the record date for such distribution.

Any adjustment to the Conversion Rate under this Section 5.04(c) shall become effective immediately prior to the opening of business on the day immediately following the record date for such distribution. If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this Section 5.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.

With respect to an adjustment pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off shall be increased based on the following formula:

CR’	=	CR0	×	FMV0+MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the adjustment;

CR’	=	the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the adjustment;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the 10th Trading Day after, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any Spin-Off, references within this Section 5.04(c) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

(d) If any cash dividend or cash distribution is made to all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0	×	SP0
SP0–C

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Ex-Date for such distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.

Any adjustment to the Conversion Rate under this Section 5.04(d) shall become effective immediately after the opening of business on the day immediately following the record date for such cash dividend or cash distribution.

(e) If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’	=	CR0	×	AC+(SP’×OS’)
OS0×SP’

where

CR0	=	the Conversion Rate in effect on the date on which the tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date on which the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date on which such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date on which such tender or exchange offer expires; and

SP’	=	the Last Reported Sale Prices on the Trading Day next succeeding the date on which such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 5.04(e) shall occur on the 10th Trading Day after, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days beginning on the Trading Day next succeeding the date on which the tender or exchange offer expires, references within this Section 5.04(e) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date the tender or exchange offer expires and the Conversion Date in determining the applicable Conversion Rate.

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, withdrawn or canceled, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

(f) All required calculations relating to any adjustment to the Conversion Rate pursuant to this Section 5.04 shall be made to the nearest cent or 1/1000th of a share of Common Stock.

(g) As used in this Section 5.04, “Ex-Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

(h) For purposes of this Section 5.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

(i) The Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors of the

Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 5.04(i), the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which such increased Conversion Rate shall be in effect.

(j) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to any adjustments required by Section 5.04(a), 5.04(b), 5.04(c), 5.04(d), 5.04(e), or 5.04(i), as the Board of Directors of the Company considers to be advisable to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock or rights to acquire shares of Common Stock or from any event treated as such dividend or distribution for income tax purposes.

(k) All calculations under this Article 5 shall be made by the Company. No adjustment shall be made for the Company’s issuance of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 5.04.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officers’ Certificate to the Trustee, but in any event within 20 days after execution thereof, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Securityholder at such Securityholder’s last address appearing on the list of Securityholders provided for in Section 305 of the Base Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n) Notwithstanding the foregoing, if the application of the formulas for adjustments to the Conversion Rate set forth in this Section 5.04 would result in a decrease in the Conversion Rate other than as a result of a reverse stock split or other share combination in accordance with Section 5.04(a), no adjustment to the Conversion Rate shall be made.

(o) Notwithstanding anything to the contrary in this Article 5, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options, stock appreciation rights, stock units, performance shares or other rights to purchase or otherwise acquire shares of Common Stock pursuant to any present or future employee, director or consultant benefit, stock incentive or compensatory plan, program, contract or arrangement of or assumed by the Company or any Subsidiary of the Company;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv) for a change in the par value of the Common Stock;

(v) for accumulated and unpaid dividends or distributions;

(vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;

(vii) for accrued and unpaid interest; or

(viii) for the avoidance of doubt, for the issuance of Common Stock or other Capital Stock by the Company (other than to all holders of Common Stock) or the payment of cash by the Company upon conversion or repurchase of Securities.

Section 5.05. Adjustments of Average Prices. Whenever a provision of this Supplemental Indenture requires the calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 5.06. Adjustments Upon Certain Fundamental Changes.

(a) If (i) a Holder elects to convert Securities as described in Section 5.01(a)(iv) in connection with a corporate transaction as specified thereunder and such corporate transaction constitutes a Fundamental Change described in clause (1) or (2)(without giving effect to the proviso in clause (2)) of the definition thereof, the Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion shall be deemed to have occurred “in connection with” such Fundamental Change only if such Securities are surrendered for conversion at a time when the Securities would be convertible in light of the expected or actual occurrence of a Fundamental Change and notwithstanding the fact that a Security may then be convertible because another condition to conversion has been satisfied.

(b) The number of Additional Shares by which the Conversion Rate shall be increased shall be determined by reference to the table attached as Schedule A hereto, which shall constitute part of this Supplemental Indenture, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Fundamental Change. If the Fundamental Change is a transaction described in clause (2)(without giving effect to the proviso in such clause (2)) of the definition thereof, and holders of Common Stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.04.

(d) The table in Schedule A hereto sets forth the hypothetical Stock Price, the Effective Date and the number of Additional Shares to be added to the Conversion Rate per $1,000 Principal Amount of Securities.

The actual Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $45.00 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 5.04), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $18.94 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 5.04), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 52.7983 shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.04.

Section 5.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

(i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a stock split or other subdivision of the Common Stock or a reverse stock split or other combination of the Common Stock, or any other change for which an adjustment is provided in Section 5.04(c));

(ii) any consolidation, merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any recapitalization, reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a stock split or other subdivision or a reverse stock split or other combination) in outstanding shares of Common Stock; or

(iii) any sale, lease or other transfer of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries substantially as an entirety to any other Person, or any statutory share exchange;

in each case of clauses (i), (ii) and (iii) as a result of which the Common Stock would be converted into, or exchanged for, Capital Stock (of the Company or another issuer), other securities or other property or assets (including cash or any combination of the foregoing), then at the effective time of such transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Securities shall be convertible into the kind and amount of shares of Capital Stock (of the Company or another issuer), other securities or other property or assets (including cash or any combination thereof) receivable upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer by a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer (the “Reference Property”). However, if, at the effective time of such transaction, settlement of Securities converted would be in cash and shares of Common Stock as described under Section 5.03, a Securityholder shall be entitled thereafter to convert such Securityholder’s Securities into cash (up to the aggregate Principal Amount thereof) and the same type (and in the same proportion) of Reference Property, based on the Settlement Amount, in an amount equal to the applicable Conversion Rate, as described under Section 5.03. If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election, as determined by the Board of Directors of the Company. However, at and after the effective time of the transaction, the amount otherwise payable in cash upon conversion of the Securities shall continue to be payable in cash, and the Daily Conversion Value shall be calculated based on the value of the Reference Property. The Company shall not become a party to any such transaction unless its terms are consistent with this Section 5.07. The supplemental indenture referred to above in this paragraph shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer, the Reference Property receivable thereupon by a holder of Common Stock includes shares of Capital Stock, other securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale, lease or other transfer, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 5.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales, leases or other transfers. If this Section 5.07 applies to any event or occurrence, Section 5.04 shall not apply.

Section 5.08. Taxes on Shares Issued. Any issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares of Common Stock, all such Securities would be held by a single Holder).

In no event shall the Company be required to issue any shares of Common Stock upon conversion of the Securities at a Conversion Price which is less than the then par value, if any, of such shares of Common Stock. Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the

Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 5.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.07 relating either to the kind or amount of shares of Capital Stock or securities or property (including cash or any combination thereof) receivable by Holders upon the conversion of their Securities after any event referred to in Section 5.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 5.11. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of its Capital Stock (other than any rights issuable under a stockholder rights plan, as to which this Section 5.11 shall not apply) or any other rights or warrants; or

(b) of any reclassification or reorganization of the Common Stock (other than a stock split or other subdivision or reverse stock split or other combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any other Person; or

(c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 305 of the Base Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such grant, reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up.

Section 5.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 5 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate shall be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 5.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. For purposes of Article 5, prior to any such separation of the rights from the shares of Common Stock, Holders shall be deemed to have participated, as a result of holding the Securities, in any distribution of rights under a rights plan without having to convert their Securities.

Section 5.13. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith and in accordance with the provisions of this Article 5, absent manifest error, and set forth in a Board Resolution.

ARTICLE 6

EVENTS OF DEFAULT; REMEDIES

Section 6.01. Events of Default. “Event of Default,” wherever used in this Supplemental Indenture, means any one of the following events:

(a) default in the payment of interest on any Security when due and payable, which default continues for a period of 30 days;

(b) default in the payment of the Principal Amount of any Security when due and payable at Stated Maturity, upon required repurchase upon a Fundamental Change, upon acceleration or otherwise (other than a default specified in clause (c) below);

(c) failure by the Company to deliver when due all cash and shares of Common Stock, if any, upon exercise of a Holder’s conversion right in accordance with Article 5, which failure continues for a period of 15 days;

(d) failure by the Company to give a Fundamental Change Company Notice pursuant to Section 5.01(a)(iv), within the time required to provide such notice;

(e) failure by the Company to comply with its obligations in Article Eight of the Base Indenture;

(f) default in the observance or performance of any covenant of the Company in this Supplemental Indenture (other than a default specified in any other clause of this Section 6.01), which default continues for a period of 90 days after there has been given, by registered or certified mail, to the Company by the

Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the Outstanding Securities a written notice, in each case received by the Company (and the Trustee, if applicable), specifying such default and requiring such default to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g) default under any agreement or other instrument under which the Company or any Subsidiary of the Company then has outstanding indebtedness for money borrowed in excess of $25,000,000 in the aggregate of the Company and/or any such Subsidiary of the Company, whether such indebtedness exists as of the date of this Supplemental Indenture or is created after the date of this Supplemental Indenture (but excluding intercompany indebtedness), and either (i) such default results from the failure to pay any such indebtedness at its stated final maturity or (ii) such default has caused the holder of such indebtedness to declare such indebtedness to be due and payable prior to its stated final maturity, unless within 30 days after receipt by the Company of written notice of default given to the Company from the Trustee or the Holders of at least 25% in Principal Amount of the Outstanding Securities, the defaulted payment referred to in clause (i) above shall have been made, waived or extended or the default referred to in clause (i) shall have been cured, or the acceleration of indebtedness referred to in clause (ii) above shall have been rescinded, stayed or annulled or such indebtedness shall have been repaid in full;

(h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(i) the commencement by the Company or by a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary in furtherance of any such action; or

(j) a final judgment for the payment of money in the amount of $10,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not paid, discharged, rescinded, stayed or annulled within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 6.02. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(h) and Section 6.01(i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may (and the Trustee upon request of such Holders shall) declare 100% of the Principal Amount plus accrued and unpaid interest on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 6.01(h) or Section 6.01(i), 100% of the Principal Amount plus accrued and unpaid interest on all Outstanding Securities shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to file any documents or reports that the Company is required to file pursuant to Section 1009 of the Base Indenture shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities equal to 0.50% of the Principal Amount of the Securities. Unless provided otherwise herein, additional interest shall be treated as interest on the Securities for all purposes. If the Company so elects, such additional interest shall be payable on all outstanding Securities on or before the date on which such Event of Default first occurs. On the 60th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 60th day), the Securities shall be subject to acceleration as provided above. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay the additional interest upon an Event of Default in accordance with this paragraph, the Securities shall be subject to acceleration as described above. To elect to pay the additional interest as the sole remedy during the first 60 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with this paragraph, the Company must (1) notify all Holders and the Trustee and Paying Agent of such election and (2) pay such additional interest on or before the close of business on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the additional interest, the Securities shall be immediately subject to acceleration as provided above.

(b) At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may waive all past Defaults and rescind and annul such declaration with respect to the Securities and its consequences (other than with respect to an Event of Default under Section 6.01(a) or 6.01(b)) if:

(i) such rescission and annulment shall not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Base Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Communication by Holders With Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of TIA § 312(c).

Section 7.02. Effect of Supplemental Indenture. In the event of any inconsistency between a provision of this Supplemental Indenture and a provision of the Base Indenture, the Supplemental Indenture shall control.

Section 7.03. Rules by Trustee, Paying Agent and Security Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Security Registrar and the Paying Agent may make reasonable rules for their functions.

Section 7.04. Successors. All agreements of the Company in this Supplemental Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 7.05. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 7.06. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Supplemental Indenture and the Securities. The Company shall make all such calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 7.07. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 7.08. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.09. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

TREX COMPANY, INC.

By:	/s/ Anthony J. Cavanna
	Name:	Anthony J. Cavanna
	Title:	Chairman & Chief Executive Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Cheryl L. Clarke

SCHEDULE A

The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 Principal Amount of Securities pursuant to Section 5.06 of this Supplemental Indenture:

Stock price

Effective Date	$18.94	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00
June 18, 2007	6.8867	6.2842	4.4397	3.1049	2.1291	1.4120	0.8841	0.4981	0.2249	0.0570	0.0000
July 1, 2008	6.8867	6.0254	4.1933	2.8881	1.9483	1.2676	0.7750	0.4248	0.1875	0.0390	0.0000
July 1, 2009	6.8867	5.5798	3.7728	2.5197	1.6418	1.0232	0.5884	0.2912	0.1019	0.0000	0.0000
July 1, 2010	6.8867	4.9841	3.1877	2.0037	1.2174	0.6932	0.3479	0.1333	0.0153	0.0000	0.0000
July 1, 2011	6.8867	3.6666	1.9853	1.0258	0.4859	0.1900	0.0433	0.0000	0.0000	0.0000	0.0000
July 1, 2012	6.8867	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

Form of Fundamental Change Purchase Notice

_______________, ____

The Bank of New York

[                                    ]

Attention: Corporate Trust Services

Re:	Trex Company, Inc. (the “Company”)
6.00%	Convertible Senior Subordinated Notes due 2012

This is a Fundamental Change Purchase Notice as defined in Section 4.01(a) of the Supplemental Indenture dated as of June 18, 2007 (the “Supplemental Indenture”) between the Company and The Bank of New York, as Trustee, to the Indenture dated as of June 18, 2007 between the Company and the Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Supplemental Indenture.

Certificate No(s). of Securities: _____________________________

(if certificated)

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 4.01 of the Supplemental Indenture (in multiples of $1,000):

$__________________________________

I hereby agree that the Securities will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Supplemental Indenture.

Signed: